Exhibit 99.1

Monster Worldwide Reports First Quarter 2010 Results

Revenue at $215 Million; North America Careers Revenue Records 7% Sequential Increase

Bookings, a Key Indicator of Future Revenue, Increase 17% Year-Over-Year on Strengthening Macroeconomic Improvement and New Product Introduction in US

Deferred Revenue of $305 Million, Flat with the Prior Quarter

GAAP Diluted Loss per Share from Continuing Operations of $0.20 Including $0.06 Related to Severance Charges and Yahoo! HotJobs Transaction Costs

Non-GAAP Diluted Loss per Share of $0.14

Company Adds Two Independent Board Directors

New York, April 29, 2010— Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the first quarter ended March 31, 2010.

Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide, said, “Monster’s underlying fundamentals have turned the corner and show solid improvement across all key geographic regions and virtually all sales channels. Bookings growth was better than anticipated as a result of the improved global economy and the early, positive benefits of our investments in innovation and technology.”

Mr. Iannuzzi noted that the Company continues to differentiate itself from competitors by using technology to deliver superior value to customers, allowing them to effectively and efficiently find the right candidate in the broadest job seeker pool. The ongoing introduction of Power Resume Search, the first of several new differentiated products based on 6Sense™ technology, continued to receive positive customer acceptance in the US. The Company believes that the ongoing contribution from product differentiation and global expansion will continue to drive positive momentum throughout the year.

First Quarter Results
Total revenue declined 16% to $215 million compared with $255 million, on a pro-forma basis, in the first quarter of 2009. Monster Worldwide generated 42% of its revenue outside the United States and total revenue was positively impacted by approximately $7 million from foreign exchange rates.

Total Careers revenue decreased to $183 million from $223 million in last year’s comparable quarter. Careers-North America generated revenue of $97 million compared with $119 million in the prior year period and $91 million in the 2009 fourth quarter. Careers-International revenue decreased 17% to $86 million compared to the prior year period. Internet Advertising & Fees revenue grew slightly to $33 million over the $32 million reported in last year’s first quarter.

Bookings, which represent the dollar value of contractual orders received in a quarter, increased 17% to $219 million from $187 million in last year’s first quarter. Historical data on Bookings for prior quarters is available in the Company’s supplemental financial information.

Consolidated operating expenses were $250 million, and the loss from continuing operations was $24 million, or $0.20 per diluted share, compared to a loss from continuing operations of $10 million, or $0.09 per diluted share, in the comparable quarter last year. Foreign exchange rates negatively impacted consolidated operating expenses by approximately $7 million.

Loss from continuing operations for the quarter included pre-tax pro forma adjustments of $10.5 million, or $6.9 million net of tax, or $0.06 per share. These adjustments consisted of a $6.4 million charge representing severance costs associated with global staff reductions; $4.4 million in transaction costs related to the proposed acquisition of Yahoo! HotJobs, and a $0.2 million gain related to the redemption at par value of certain auction rate securities. These pro forma items are fully described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the GAAP measure in the accompanying tables.

On a non-GAAP basis, Monster Worldwide recorded $239 million of operating expenses, a 6% year over year decline and a 12% sequential increase primarily due to seasonal higher advertising and employee benefits expense, which will not occur again in 2010. The loss from continuing operations was $17 million, or $0.14 per diluted share, compared to a loss of $0.3 million, or breakeven, in the comparable prior year period.

Net cash and securities increased to $262 million from $250 million in the fourth quarter of 2009. Capital expenditures were $9 million, down from $15 million in last year’s first quarter and $10 million in the fourth quarter of 2009.

Monster Worldwide’s deferred revenue balance at March 31, 2010 was $305 million, relatively even with the $306 million reported for the fourth quarter of 2009 and a 12% reduction from last year’s first quarter, as expected.

New Additions to Board of Directors
In a separate news release yesterday, Monster Worldwide announced that, effective as of April 27, 2010, it had added Cynthia P. McCague and Jeffrey F. Rayport as two new independent directors to its Board, expanding the Board to eight members. Ms. McCague brings significant human resources industry expertise as a human resources professional, including having previously led the human resources function at The Coca-Cola Company. Dr. Rayport, a former Harvard Business School professor, is currently an operating partner at Castanea Partners, a private equity firm, and is a recognized leader in digital media, marketing and e-commerce.

Guidance
The Company offered the following non-GAAP guidance based on current available information and expectations as of April 29, 2010, exclusive of the pending HotJobs acquisition and any future acquisitions or dispositions.

($’s in millions, except per share amounts)

Second
Quarter
	2010	Full Year 2010
Bookings	$202-$210	$930-$970
Year Over Year Change	15%-20%	15%-20%
Revenue	$210-$220	$890-$925
Year Over Year Change	(6%)-(2%)	(2%)-2%
Loss per Share (non-GAAP)	($0.06)-($0.02)	($0.20)-($0.12)

Special Note:  The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to  bookings, revenue or earnings  per share for the second fiscal quarter of 2010 or the full 2010 fiscal year. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference.  Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Supplemental Financial Information
The Company has made available certain supplemental financial information that can be accessed directly at: http://about-monster.com/sites/default/files/q110_supplement.pdf or through the Company’s Investor Relations website at http://ir.monster.com.

Webcast Information
First quarter 2010 results will be discussed on Monster Worldwide’s quarterly conference call taking place on April 29, 2010 at 5:00 PM ET.  To join the conference call, please dial (877) 899-1950 at 4:50 PM ET and reference conference ID# 69516027.  For those outside the United States, please dial (706) 758-9636 and reference the same conference ID#.  The call will begin promptly at 5:00 PM ET.  Individuals can also access Monster Worldwide’s quarterly conference call online through the Investor Relations section of the Company’s website at http://ir.monster.com.  For a replay of the call, please dial (800) 642-1687 or outside the United States dial (706) 645-9291 and reference ID #69516027.  This number is valid until midnight on May 6, 2010.

Contacts
Investors: Robert Jones, (212) 351-7032, Robert.Jones@monsterworldwide.com
Media: Matt Henson, (978) 823-2627, Matthew.Henson@monster.com

About Monster Worldwide
Monster Worldwide, Inc. (NYSE: MWW), parent company of Monster(R), the premier global online employment solution for more than a decade, strives to inspire people to improve their lives. With a local presence in key markets in North America, Europe, Asia and Latin America, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 index. To learn more about Monster’s industry-leading products and services, visit www.monster.com.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income, operating margin, income from continuing operations and diluted earnings per share all exclude certain pro forma adjustments including: net costs associated with the Company’s historical stock option grant practices; the strategic restructuring actions initiated in the third quarter of 2007; severance charges related to the targeted global headcount reduction; the fair value adjustment to deferred revenue in connection with the acquisition of ChinaHR; realized gains on available for sale securities; and transaction costs associated with the proposed acquisition of Yahoo! HotJobs. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Operating income before depreciation and amortization (“OIBDA”) is defined as income from operations before depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash costs incurred in connection with the Company’s restructuring program. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash restructuring costs from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Bookings represent the dollar value of contractual orders received in a quarter.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities is defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities plus unused borrowings under our credit facility. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009

Revenue	$215,305	$254,403

Salaries and related	128,450	122,385
Office and general	62,148	62,113
Marketing and promotion	59,581	73,691
Restructuring and other special charges	—	11,008

Total operating expenses	250,179	269,197

Operating loss	(34,874)	(14,794)

Interest (expense) income and other, net	(653)	1,203

Loss from continuing operations before income taxes and equity interests	(35,527)	(13,591)

Benefit from income taxes	(12,179)	(4,489)
Loss in equity interests, net	(831)	(1,239)

Net loss	$(24,179)	$(10,341)

Basic loss per share	$(0.20)	$(0.09)

Diluted loss per share	$(0.20)	$(0.09)

Weighted average shares outstanding:

Basic	120,032	118,855

Diluted	120,032	118,855

Operating loss before depreciation and amortization:

Operating loss	$(34,874)	$(14,794)
Depreciation and amortization of intangibles	16,604	16,320
Amortization of stock-based compensation	10,267	10,348
Restructuring non-cash expenses	—	3,668

Operating (loss) income before depreciation and amortization	$(8,003)	$15,542

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended,
	2010	2009
Cash flows provided by operating activities:
Net loss	$(24,179)	$(10,341)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,604	16,320
Provision for doubtful accounts	1,149	4,072
Non-cash compensation	10,267	10,348
Loss in equity interests	831	1,239
Non-cash restructuring write-offs, accelerated amortization and other	—	3,690
Deferred income taxes	(14,713)	(2,488)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	17,631	72,347
Prepaid and other	1,389	3,246
Deferred revenue	4,668	(63,383)
Accounts payable, accrued liabilities and other	22,569	(21,237)
Net cash used for operating activities of discontinued operations	—	(77)

Total adjustments	60,395	24,077

Net cash provided by operating activities	36,216	13,736

Cash flows used for investing activities:
Capital expenditures	(8,536)	(14,922)
Purchase of marketable securities	—	(992)
Sales and maturities of marketable securities	3,414	1,425
Cash funded to equity investee	(1,345)	(1,428)
Dividends received from unconsolidated investee	220	—

Net cash used for investing activities	(6,247)	(15,917)

Cash flows (used for) provided by financing activities:
Proceeds from borrowings on credit facilities short-term	—	199,203
Tax withholdings related to net share settlements of restricted stock awards and units	(6,359)	(1,907)
Cash received from the exercise of employee stock options	27	9
Excess tax benefits from stock-based compensation	—	4
Payments on debt obligations	—	(5)

Net cash (used for) provided by financing activities	(6,332)	197,304

Effects of exchange rates on cash	(7,932)	(6,327)

Net increase in cash and cash equivalents	15,705	188,796
Cash and cash equivalents, beginning of period	275,447	222,260

Cash and cash equivalents, end of year	$291,152	$411,056

Free cash flow:

Net cash provided by operating activities	$36,216	$13,736
Less: Capital expenditures	(8,536)	(14,922)

Free cash flow	$27,680	$(1,186)

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2010	2009
Assets:

Cash and cash equivalents	$291,152	$275,447
Marketable securities, current	8,150	9,259
Accounts receivable, net	263,589	287,698
Marketable securities, non-current	13,110	15,410
Property and equipment, net	136,487	143,727
Goodwill and intangibles, net	958,360	969,621
Other assets	121,443	126,028

Total assets	$1,792,291	$1,827,190

Liabilities and Stockholders’ equity:

Accounts payable, accrued expenses and other current liabilities	$217,671	$196,248
Deferred revenue	304,993	305,898
Current portion of long-term debt and borrowings under credit facilities	5,003	5,010
Long-term income taxes payable	89,101	87,343
Long-term debt, less current portion	45,000	45,000
Other long-term liabilities	38,288	54,527

Total liabilities	$700,056	$694,026

Stockholders’ equity	1,092,235	1,133,164

Total liabilities and stockholders’ equity	$1,792,291	$1,827,190

MONSTER WORLDWIDE, INC.
UNAUDITED OPERATING SEGMENT INFORMATION
(in thousands)

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended March 31, 2010	North America	International	Fees	Expenses	Total

Revenue	$96,957	$85,625	$32,723		$215,305
Operating (loss) income	(3,772)	(13,412)	1,236	$(18,926)	(34,874)
OIBDA	5,671	(3,089)	4,764	(15,349)	(8,003)

Operating margin	-3.9%	-15.7%	3.8%		-16.2%
OIBDA margin	5.8%	-3.6%	14.6%		-3.7%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended March 31, 2009	North America	International	Fees	Expenses	Total

Revenue	$119,184	$103,665	$31,554	$—	$254,403
Operating income (loss)	828	(671)	3,557	$(18,508)	(14,794)
OIBDA	12,272	10,749	6,364	(13,843)	15,542

Operating margin	0.7%	-0.6%	11.3%		-5.8%
OIBDA margin	10.3%	10.4%	20.2%		6.1%

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31, 2010				Three Months Ended March 31, 2009
		Proforma				Proforma
	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP

Revenue	$215,305	$—		$215,305	$254,403	$994	a	$255,397

Salaries and related	128,450	(6,360	)d	122,090	122,385	—		122,385
Office and general	62,148	(4,371	)f	57,777	62,113	(3,020	)b	59,093
Marketing and promotion	59,581	—		59,581	73,691	—		73,691
Restructuring and other special charges	—	—		—	11,008	(11,008	)c	—

Total operating expenses	250,179	(10,731)		239,448	269,197	(14,028)		255,169

Operating (loss) income	(34,874)	10,731		(24,143)	(14,794)	15,022		228
Operating margin	-16.2%			-11.2%	-5.8%			0.1%

Interest (expense) income and other, net	(653)	(200	)g	(853)	1,203	—		1,203

(Loss) income from continuing operations before income taxes and equity interests	(35,527)	10,531		(24,996)	(13,591)	15,022		1,431

(Benefit from) provision for income taxes	(12,179)	3,610	e	(8,569)	(4,489)	4,962	e	473
Losses in equity interests, net	(831)	—		(831)	(1,239)	—		(1,239)

Loss from continuing operations	$(24,179)	$6,921		$(17,258)	$(10,341)	$10,060		$(281)

Diluted loss per share from continuing operations *	$(0.20)	$0.06		$(0.14)	$(0.09)	$0.08		$(0.00)

Weighted average shares outstanding:
Diluted	120,032	120,032		120,032	118,855	118,855		118,855
Note Regarding ProForma Adjustments:
The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.
ProForma adjustments consist of the following:

a	Deferred revenue fair value adjustment required under existing purchase accounting rules relating to our acquisition of China HR.

b	Costs associated with the investigation into the Company’s historical stock option granting practices.

c	Restructuring related charges pertaining to the strategic restructuring actions that the Company announced on July 30, 2007.

d	Severance charges primarily related to the targeted global headcount reduction.

e	Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the ProForma adjustment to income from continuing operations before income taxes and equity interests.

f	Acquisition related fees associated with the agreement to acquire certain assets exclusive to Yahoo! Hotjobs.

g	Net realized gain on available for sale securities.

*	Diluted earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION
(in thousands)

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended March 31, 2010	North America	International	Fees	Expenses	Total

Revenue — GAAP	$96,957	$85,625	$32,723		$215,305
Proforma Adjustments	—	—	—		—

Revenue — Non GAAP	$96,957	$85,625	$32,723		$215,305

Operating (loss) income — GAAP	$(3,772)	$(13,412)	$1,236	$(18,926)	$(34,874)
Proforma Adjustments	3,281	2,143	909	4,398	10,731

Operating (loss) income — Non GAAP	$(491)	$(11,269)	$2,145	$(14,528)	$(24,143)

Operating margin — GAAP	-3.9%	-15.7%	3.8%		-16.2%
Operating margin — Non GAAP	-0.5%	-13.2%	6.6%		-11.2%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended March 31, 2009	North America	International	Fees	Expenses	Total

Revenue — GAAP	$119,184	$103,665	$31,554		$254,403
Proforma Adjustments	—	994	—		994

Revenue — Non GAAP	$119,184	$104,659	$31,554		$255,397

Operating income (loss) — GAAP	$828	$(671)	$3,557	$(18,508)	$(14,794)
Proforma Adjustments	2,272	8,084	446	4,220	15,022

Operating income — Non GAAP	$3,100	$7,413	$4,003	$(14,288)	$228

Operating margin — GAAP	0.7%	-0.6%	11.3%		-5.8%
Operating margin — Non GAAP	2.6%	7.1%	12.7%		0.1%